   As filed with the Securities and Exchange Commission on June 7, 1999

                                                Registration No. 333-77995
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ________________

                             AMENDMENT NO. 1

                                    TO

                                   FORM S-1

                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                               ________________

                       FOCAL COMMUNICATIONS CORPORATION
            (Exact name of registrant as specified in its charter)

                               ________________

            Delaware                            4813                       36-4167094
(State or other jurisdiction of     (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)      Classification Code Number)      Identification Number)


         200 North LaSalle Street, Suite 1100, Chicago, Illinois 60601
                                (312) 895-8400
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ----------------

                               JOSEPH A. BEATTY
             Executive Vice President and Chief Financial Officer
                       Focal Communications Corporation
                     200 North LaSalle Street, Suite 1100
                            Chicago, Illinois 60601
                                (312) 895-8400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
      Elizabeth C. Kitslaar, Esq.                Leigh P. Ryan, Esq.
      Jones, Day, Reavis & Pogue        Paul, Hastings, Janofsky & Walker LLP
         77 West Wacker Drive                      399 Park Avenue
              Suite 3500                             31st Floor
     Chicago, Illinois 60601-1692           New York, New York 10022-4697
            (312) 782-3939                         (212) 318-6000

                               ----------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to made pursuant to Rule 434, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                Proposed maximum
          Title of each class of                   aggregate                Amount of
        securities to be registered          offering price (1)(2)       registration fee
-----------------------------------------------------------------------------------------
Common Stock (par value $0.01 per share)...       $115,000,000               $31,970
-----------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2) The registration fee was paid on May 6, 1999.


                               ----------------
  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               EXPLANATORY NOTE

     This Amendment No. 1 to the Registration Statement is being filed solely to file an exhibit that was not previously filed and to update certain information in Part II hereof. The information in Part I of the Registration Statement has not changed.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

   The following table sets forth the estimated expenses to be borne by Focal in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions.

      Securities and Exchange Commission Registration Fee............ $ 31,970
      NASD Filing Fee................................................   12,000
      NASDAQ Listing Fee.............................................         *
      Printing.......................................................  100,000
      Legal Fees and Expenses........................................  350,000
      Accounting Fees and Expenses...................................   75,000
      Transfer Agent Fees and Expenses...............................         *
      Miscellaneous..................................................         *
                                                                      --------
          Total...................................................... $       *
                                                                      ========

--------
*  To be provided by amendment.

Item 14. Indemnification of Directors and Officers

   Delaware General Corporation Law. We have statutory authority to indemnify our officers and directors. The applicable provisions of the DGCL state that, to the extent an officer or director is successful on the merits or otherwise, a corporation may indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (each, a "Person"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such Person, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In any threatened, pending or completed action by or in the right of the corporation, a corporation also may indemnify any such Person for costs actually and reasonably incurred by him in connection with that action's defense or settlement, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation; however, no indemnification shall be made with respect to any claim, issue or matter as to which such Person shall have been adjudged to be liable to the corporation, unless and only to the extent that a court shall determine that such indemnity is proper.

   Under the applicable provisions of the DGCL, any indemnification shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made:

      (1) By the Board of Directors by a majority vote the directors who are not parties to such action, suit or proceeding, even if less than a quorum;

      (2) By a committee of such directors designated by a majority vote of the directors who are not parties to such action, suit or proceeding, even if less than a quorum;

      (3) If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

      (4) By the stockholders.

   Focal's certificate of incorporation and bylaws provide for indemnification to the full extent permitted by the laws of the State of Delaware against and with respect to threatened, pending or completed actions, suits or proceedings arising from or alleged to arise from, a party's actions or omissions as a director, officer, employee or agent of Focal or of any subsidiary of Focal or of any other corporation, partnership, joint venture, trust or other entity which he has served in such capacity at the request of Focal if such acts or omissions occurred or were or are alleged to have occurred, while said party was a director, officer employee or agent of Focal.

Item 15. Recent Sales of Unregistered Securities

   Since its inception, Focal has issued the following securities without registration under the Securities Act (the disclosure, including the number of shares, set forth below does not give effect to the recapitalization and stock split referred to in the prospectus). As used below, the term "Focal," for all times prior to June 12, 1997 (the date of the Plan of Reorganization and Agreement whereby Focal became the holding company of Focal Communications of Illinois and its subsidiaries), refers to Focal Communications Corporation of Illinois.

   On May 18, 1996, in connection with Focal's formation, Focal issued 1 share of common stock to Robert C. Taylor, Jr. for consideration of $1.00.

   On October 19, 1996, Focal issued an aggregate of 1,499 shares of common stock to the Executive Investors for consideration of $1,499.

   On November 27, 1996, Focal issued an aggregate of 79,461.542 shares of Class A common stock to the Institutional Investors, the Executive Investors and an institution for an aggregate initial purchase price of $4,025,000.

   On November 27, 1996, Focal issued an aggregate of 20,000 shares of Class B common stock and 14,711.54 shares of Class C common stock to the Executive Investors upon conversion of the 1,500 shares of common stock previously held by them into shares of Class B common stock and Class C common stock pursuant to the terms of Focal's Amended and Restated Certificate of Incorporation. The issuance of these securities was exempt from registration under the Securities Act pursuant to Section 3(a)(9) of the Securities Act, as exempt securities.

   On May 20, 1997, Focal issued an aggregate of 846.15 shares of Class A common stock to a director, two other individuals and a partnership for an aggregate purchase price of $275,000.

   On June 30, 1997, Focal issued an aggregate of 80,307.57 shares of Class A common stock, 20,000 shares of Class B common stock and 14,711.54 shares of Class C common stock to the Institutional Investors, the Executive Investors, a director, two other individuals, a partnership and an institution in exchange for an equal number of shares of such classes of common stock of Focal Communications Corporation of Illinois, pursuant to a Plan of Reorganization and Agreement between Focal and Focal Communications Corporation of Illinois whereby Focal became the holding company of Focal Communications Corporation of Illinois and its subsidiaries.

   No underwriters were engaged in connection with the foregoing sales of securities. Except as specifically otherwise provided above, the above-described transactions were exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act, as transactions not involving any public offering.

   On February 12, 1998, Focal issued $270,000,000 stated amount at maturity of 12.125% Senior Discount Notes due February 15, 2008 (the "Notes"). Focal received approximately $150.0 million in gross proceeds and $144.0 million in net proceeds (after discounts and commissions of approximately $6.0 million and other transaction costs) from the issuance of the Notes. The Notes were issued to (1) "qualified institutional buyers" (as defined in Rule 144A under the Securities
Act), and (2) outside the United States in compliance with Regulation S under the Securities Act, and therefore, the issuance of the Notes was exempt from registration under the Securities Act. Salomon Brothers Inc, Morgan Stanley & Co. Incorporated and NationsBanc Montgomery Securities LLC were the initial purchasers of the Notes.

   On November 23, 1998, Focal issued 66.667 shares of Class A common stock to a director and to a director and his wife as custodian for their children for an aggregate purchase price of $100,000.

   On March 24, 1999, Focal issued 300 shares of Class A common stock to a director for a purchase price of $472,500.

   On March 27, 1999, an employee of Focal was issued 72.25 shares of Class A common stock upon exercise of stock options granted under Focal's 1997 Plan for an aggregate purchase price of $69,352.50.

   On April 25, 1999, an employee of Focal was issued 18 shares of Class A common stock upon exercise of stock options granted under Focal's 1997 Plan for an aggregate purchase price of $27,000.

   On May 10, 1999, an employee of Focal was issued 35.75 shares of Class A common stock upon exercise of stock options granted under Focal's 1997 Plan for an aggregate purchase price of $29,367.50.

   On May 24, 1999, two employees of Focal were issued an aggregate of 14.75 shares of Class A common stock upon exercise of stock options granted under Focal's 1997 Plan for an aggregate purchase price of $4,912.00.

   On June 3, 1999, an employee of Focal was issued 4 shares of Class A common stock upon exercise of stock options granted under Focal's 1997 Plan for an aggregate purchase price of $4,200.00.

   No underwriters were engaged in connection with the sales of securities set forth in the seven preceding paragraphs, and these transactions were exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act, as transactions not involving any public offering, or pursuant to Rule 701 under the Securities Act as sales of securities pursuant to certain compensatory benefit plans.

Item 16. Exhibits And Financial Statement Schedules

   (A) Exhibits

      Exhibit
      Number                          Exhibit Description
      -------                         -------------------
      1.1      Form of Underwriting Agreement.+

      2.1      Plan of Reorganization and Agreement by and among Focal
               Communications Corporation and its Subsidiaries, dated June 12,
               1997. (Incorporated by reference to Exhibit No. 2.1 to the Registrant's Registration Statement on Form S-4 originally filed with the Securities and Exchange Commission on August 13, 1998
               (Registration No. 333-49397) (the "S-4"))

      3.1 Certificate of Incorporation. (Incorporated by reference to Exhibit No. 3.1 of the S-4)

      3.2 Amendment to Certificate of Incorporation. (Incorporated by reference to Exhibit No. 3.2 to Focal's Annual Report on Form
               10-K for year ended December 31, 1998 originally filed with the Securities and Exchange Commission on March 31, 1998 (the "1998
               10-K"))

      3.3      Form of Amended and Restated Certificate of Incorporation.+

      3.4      By-Laws. (Incorporated by reference to Exhibit No. 3.2 of the S-
               4)

      3.5      Form of Amended and Restated By-Laws.+


      Exhibit
      Number                          Exhibit Description
      -------                         -------------------
      4.1      Indenture with Harris Trust and Savings Bank, dated February 18,
               1998. (Incorporated by reference to Exhibit No. 4.1 of the S-4)

      4.2      Initial Global 12.125% Senior Discount Note Due February 15,
               2008, dated February 18, 1998. (Incorporated by reference to
               Exhibit No. 4.2 of the S-4)

      4.3      Stock Purchase Agreement with Madison Dearborn Capital Partners,
               L.P., Frontenac VI, L.P., Battery Ventures III, L.P., Brian F.
               Addy, John R. Barnicle, Joseph Beatty, and Robert C. Taylor Jr., dated November 27, 1996. (Incorporated by reference to Exhibit
               No. 4.5 of the S-4)

      4.4      Amendment No. 1 to Stock Purchase Agreement with Madison
               Dearborn Capital Partners, L.P., Frontenac VI, L.P., Battery
               Ventures III, L.P., Brian F. Addy, John R. Barnicle, Joseph
               Beatty, and Robert C. Taylor Jr., dated January 23, 1998.
               (Incorporated by reference to Exhibit No. 4.6 of the S-4)

      4.5      Amendment No. 2 to Stock Purchase Agreement with Madison
               Dearborn Capital Partners, L.P., Frontenac VI, L.P., Battery
               Ventures III, L.P., Brian F. Addy, John R. Barnicle, Joseph
               Beatty and Robert C. Taylor, Jr., dated as of August 21, 1998.
               (Incorporated by reference to Exhibit No. 4.8 to the Registrant's Quarterly Report on Form 10-Q for the period ending
               September 30, 1998, originally filed with the Securities and Exchange Commission on November 16, 1998 (the "3rd Quarter 1998
               10-Q"))

      4.6      Vesting Agreement with Madison Dearborn Capital Partners, L.P.,
               Brian F. Addy, John R. Barnicle, Joseph Beatty and Robert C.
               Taylor, Jr., dated as of November 27, 1996. (Incorporated by reference to Exhibit No. 4.1 of the 3rd Quarter 1998 10-Q)

      4.7      Vesting Agreement with Frontenac VI, L.P., Brian F. Addy, John
               R. Barnicle, Joseph Beatty and Robert C. Taylor, Jr., dated as of November 27, 1996. (Incorporated by reference to Exhibit No.
               4.2 of the 3rd Quarter 1998 10-Q)

      4.8      Vesting Agreement with Battery Ventures III, L.P., Brian F.
               Addy, John R. Barnicle, Joseph Beatty and Robert C. Taylor, Jr., dated as of November 27, 1996. (Incorporated by reference to Exhibit No. 4.3 of the 3rd Quarter 1998 10-Q)

      4.9      Amendment No. 1 to Vesting Agreement and Consent as of August
               21, 1998, between Focal Communications Corporation with Madison
               Dearborn Capital Partners, L.P., Frontenac VI, L.P., Battery
               Ventures III, L.P., Brian F. Addy, John R. Barnicle, Joseph
               Beatty and Robert C. Taylor, Jr., dated as of August 21, 1998.
               (Incorporated by reference to Exhibit No. 4.4 of the 3rd Quarter
               1998 10-Q)

      4.10     Amendment No. 1 to Vesting Agreement and Consent as of August
               21, 1998, between Focal Communications Corporation with Madison
               Dearborn Capital Partners, L.P., Frontenac VI, L.P., Battery
               Ventures III, L.P., Brian F. Addy, John R. Barnicle, Joseph
               Beatty and Robert C. Taylor, Jr., dated as of August 21, 1998.
               (Incorporated by reference to Exhibit No. 4.5 of the 3rd Quarter
               1998 10-Q)

      4.11     Amendment No. 1 to Vesting Agreement and Consent as of August
               21, 1998, between Focal Communications Corporation with Madison
               Dearborn Capital Partners, L.P., Frontenac VI, L.P., Battery
               Ventures III, L.P., Brian F. Addy, John R. Barnicle, Joseph
               Beatty and Robert C. Taylor, Jr., dated as of August 21, 1998.
               (Incorporated by reference to Exhibit No. 4.6 of the 3rd Quarter
               1998 10-Q)

      4.12 Form of Restricted Stock Agreement, dated September 30, 1998 between Focal Communications Corporation and each of Brian F.
               Addy, John R. Barnicle, Joseph Beatty, and Robert C. Taylor, Jr.
               (Incorporated by reference to Exhibit No. 4.7 of the 3rd Quarter
               1998 10-Q)

      Exhibit
      Number                          Exhibit Description
      -------                         -------------------
      4.13     Stockholders Agreement with Madison Dearborn Capital Partners,
               L.P., Frontenac VI, L.P., Battery Ventures III, L.P., Brian F.
               Addy, John R. Barnicle, Joseph Beatty, and Robert C. Taylor,
               Jr., dated November 27, 1996. (Incorporated by reference to
               Exhibit No. 4.11 of the S-4)

      4.14     Amendment No. 1 to Stockholders Agreement with Madison Dearborn
               Capital Partners, L.P., Frontenac VI, L.P., Battery Ventures
               III, L.P., Brian F. Addy, John R. Barnicle, Joseph Beatty and
               Robert C. Taylor, Jr., dated as of July 7, 1998. (Incorporated by reference to Exhibit No. 4.9 of the 3rd Quarter 1998 10-Q)

      4.15     Amendment No. 2 to Stockholders Agreement with Madison Dearborn
               Capital Partners, L.P., Frontenac VI, L.P., Battery Ventures
               III, L.P., Brian F. Addy, John R. Barnicle, Joseph Beatty and
               Robert C. Taylor, Jr., dated as of August 21, 1998.
               (Incorporated by reference to Exhibit No. 4.10 of the 3rd
               Quarter 1998 10-Q)

      4.16     Amendment No. 3 to Stockholders Agreement with Madison Dearborn
               Capital Partners, L.P., Frontenac VI, L.P., Battery Ventures
               III, L.P., Brian F. Addy, John R. Barnicle, Joseph Beatty, and
               Robert C. Taylor, Jr., dated February 16, 1999. (Incorporated by reference to Exhibit No. 4.16 to the 1998 10-K)

      4.17     Executive Stock Agreement and Employment Agreement with Brian F.
               Addy, dated November 27, 1996. (Incorporated by reference to
               Exhibit No. 4.12 of the S-4).

      4.18     Executive Stock Agreement and Employment Agreement with John R.
               Barnicle, dated November 27, 1996. (Incorporated by reference to
               Exhibit No. 4.13 of the S-4).

      4.19     Executive Stock Agreement and Employment Agreement with Joseph
               A. Beatty, dated November 27, 1996. (Incorporated by reference to Exhibit No. 4.14 of the S-4).

      4.20     Executive Stock Agreement and Employment Agreement with Robert
               C. Taylor, Jr., dated November 27, 1996. (Incorporated by reference to Exhibit No. 4.15 of the S-4).

      4.21 Amendment No. 1 to Executive Employment Agreement and Consent with Brian F. Addy, dated as of August 21, 1998. (Incorporated by reference to Exhibit No. 4.11 of the 3rd Quarter 1998 10-Q).

      4.22 Amendment No. 1 to Executive Employment Agreement and Consent with John R. Barnicle, dated as of August 21, 1998.
               (Incorporated by reference to Exhibit No. 4.12 of the 3rd
               Quarter 1998 10-Q).

      4.23 Amendment No. 1 to Executive Employment Agreement and Consent with Joseph Beatty, dated as of August 21, 1998. (Incorporated by reference to Exhibit No. 4.13 of the 3rd Quarter 1998 10-Q).

      4.24 Amendment No. 1 to Executive Employment Agreement and Consent with Robert C. Taylor, Jr., dated as of August 21, 1998.
               (Incorporated by reference to Exhibit No. 4.14 of the 3rd
               Quarter 1998 10-Q).

      4.25     Registration Agreement with Madison Dearborn Capital Partners,
               L.P., Frontenac VI, L.P., Battery Ventures III, L.P., Brian F.
               Addy, John R. Barnicle, Joseph Beatty, and Robert C. Taylor,
               Jr., dated November 27, 1996. (Incorporated by reference to
               Exhibit No. 4.16 of the S-4)

      4.26     Amendment No. 1 to Registration Agreement with Madison Dearborn
               Capital Partners, L.P., Frontenac VI, L.P., Battery Ventures
               III, L.P., Brian F. Addy, John R. Barnicle, Joseph Beatty and
               Robert C. Taylor, Jr., dated as of August 21, 1998.
               (Incorporated by reference to Exhibit No. 4.15 of the 3rd
               Quarter 1998 10-Q)

      5.1 Opinion of Jones, Day, Reavis & Pogue regarding validity of shares.+

      Exhibit
      Number                          Exhibit Description
      -------                         -------------------
     10.1      Interconnection Agreement with Ameritech Information Industry
               Services, dated October 28, 1996. (Incorporated by reference to
               Exhibit No. 10.1 of the S-4)

     10.2      Interconnection Agreement with Ameritech Information Industry
               Services, dated October 31, 1997. (Incorporated by reference to
               Exhibit No. 10.2 of the S-4)

     10.3      Interconnection Agreement with New York Telephone Company, dated
               November 10, 1997. (Incorporated by reference to Exhibit No.
               10.3 of the S-4)

     10.4      Amended and Restated Interconnection Agreement with Ameritech
               Information Industry Services, dated March 16, 1998.
               (Incorporated by reference to Exhibit No. 10.4 of the 1998 S-4)

     10.5      Interconnection Agreement with Bell Atlantic-Pennsylvania, dated
               April 27, 1998. (Incorporated by reference to Exhibit No. 10.26 of the S-4)

     10.6      Interconnection Agreement with Bell Atlantic-Delaware, dated
               April 27, 1998. (Incorporated by reference to Exhibit No. 10.25 of the S-4)

     10.7      Interconnection Agreement with Bell Atlantic-New Jersey, dated
               April 27, 1998. (Incorporated by reference to Exhibit No. 10.24 of the S-4)

     10.8      Interconnection Agreement with GTE--California, dated June 12,
               1998. (Incorporated by reference to Exhibit No. 10.23 of the S-
               4)

     10.9      Interconnection Agreement with Pacific Bell, dated June 15,
               1998. (Incorporated by reference to Exhibit No. 10.22 of the S-
               4)

     10.10     Interconnection Agreement with Bell-Atlantic-District of
               Columbia dated October 1, 1998. (Incorporated by reference to
               Exhibit No. 10.1 to Focal's Quarterly Report on Form 10-Q for the Period Ended March 31, 1999 (the "1st Quarter 1999 10-Q"))

     10.11     Interconnection Agreement with Bell-Atlantic-Maryland dated
               October 2, 1998. (Incorporated by reference to Exhibit No. 10.2 to the 1st Quarter 1999 10-Q)

     10.12     Interconnection Agreement with Bell Atlantic-Virginia dated
               October 2, 1998. (Incorporated by reference to Exhibit No. 10.3 to the 1st Quarter 1999 10-Q)

     10.13     Interconnection Agreement with U.S. West-Washington State dated
               January 15, 1999. (Incorporated by reference to Exhibit No. 10.4 to the 1st Quarter 1999 10-Q)

     10.14     Interconnection Agreement with Ameritech Information Industry
               Services, on behalf of and as agent for Ameritech Michigan dated
               February 10, 1999. (Incorporated by reference to Exhibit No.
               10.5 to the 1st Quarter 1999 10-Q)

     10.15     Interconnection Agreement with Bell Atlantic-Massachusetts dated
               February 15, 1999. (Incorporated by reference to Exhibit No.
               10.6 to the 1st Quarter 1999 10-Q)

     10.16     First Amendment to the Interconnection Agreement with Ameritech
               Information Industry Services, dated September 8, 1998.
               (Incorporated by reference to Exhibit No. 10.1 of the 3rd
               Quarter 1998 10-Q)

     10.17 Network Products Purchase Agreement with Northern Telecom Inc., dated January 21, 1997. (Incorporated by reference to Exhibit
               No. 10.5 of the S-4)*

     10.18     Amendments No. 1 and No. 2 to Network Products Purchase
               Agreement with Northern Telecom Inc., both dated March 6, 1998.
               (Incorporated by reference to Exhibit No. 10.6 of the S-4)*

     10.19     Amendment No. 3 to Network Products Purchase Agreement with
               Northern Telecom Inc., dated March 25, 1999. (Incorporated by reference to Exhibit No. 10.7 to the 1st Quarter 1999 10-Q)*

      Exhibit
      Number                          Exhibit Description
      -------                         -------------------
     10.20     Software License with DPI/TFS, Inc., dated April 10, 1997.
               (Incorporated by reference to Exhibit No. 10.17 of the S-4)*

     10.21     Second Amendment to Lease Agreement for property located at 200
               North LaSalle, Chicago, IL, dated November 15, 1997.
               (Incorporated by reference to Exhibit No. 10.9 of the S-4)

     10.22     Lease Agreement for property located at 200 North LaSalle,
               Chicago, IL, dated December 31, 1996. (Incorporated by reference to Exhibit No. 10.7 of the S-4)

     10.23     First Amendment to Lease Agreement for property located at 200
               North LaSalle, Chicago, IL, dated May 14, 1997. (Incorporated by reference to Exhibit No. 10.8 of the S-4)

     10.24     Loan and Security Agreement with NTFC Capital Corporation dated
               December 30, 1998. (Incorporated by reference to Exhibit No.
               10.17 of the 1998 10-K)*

     10.25     Amendment No. 1 to Loan and Security Agreement with NTFC Capital
               Corporation dated as of April 15, 1999.++

     10.26     Purchase Agreement with XCOM Technologies, Inc., dated January
               6, 1999. (Incorporated by reference to Exhibit No. 10.8 to the
               1st Quarter 1999 10-Q)*

     10.27     Third Amendment to Lease Agreement for property located at 200
               North LaSalle, Chicago, IL, dated March 2, 1998. (Incorporated by reference to Exhibit No. 10.10 of the S-4)

     10.28     Fourth Amendment to Lease Agreement for property located at 200
               North LaSalle, Chicago, IL, dated April 4, 1998. (Incorporated by reference to Exhibit No. 10.18 of the S-4)

     10.29     Fifth Amendment to Lease Agreement for property located at 200
               North LaSalle, Chicago, IL, dated October 14, 1998.
               (Incorporated by reference to Exhibit No. 10.9 to the 1st
               Quarter 1999 10-Q)

     10.30     Sixth Amendment to Lease Agreement for property located at 200
               North LaSalle, Chicago, IL, dated February 18, 1999.
               (Incorporated by reference to Exhibit No. 10.10 to the 1st
               Quarter 1999 10-Q)

     10.31     Lease Agreement for property located at 32 Old Slip, New York,
               NY, dated May 20, 1997. (Incorporated by reference to Exhibit
               No. 10.11 of the S-4)

     10.32     Lease Agreement for property located at 650 Townsend Street, San
               Francisco, CA, dated January 26, 1998. (Incorporated by reference to Exhibit No. 10.12 of the S-4)

     10.33     First Amendment to Lease Agreement for property located at 650
               Townsend Street, San Francisco, CA, dated March 3, 1998.
               (Incorporated by reference to Exhibit No. 10.11 to the 1st
               Quarter 1999 10-Q)

     10.34     Second Amendment to Lease Agreement for property located at 650
               Townsend Street, San Francisco, CA, dated June 16, 1998.
               (Incorporated by reference to Exhibit No. 10.12 to the 1st
               Quarter 1999 10-Q)

     10.35     Third Amendment to Lease Agreement for property located at 650
               Townsend Street, San Francisco, CA, dated February 16, 1999.
               (Incorporated by reference to Exhibit No. 10.13 to the 1st
               Quarter 1999 10-Q)

     10.36     Lease Agreement for property located at 701 Market Street,
               Philadelphia, Pennsylvania, dated March 10, 1998. (Incorporated by reference to Exhibit No. 10.13 of the S-4)

     10.37     Lease Agreement for property located at 1120 Vermont Avenue, NW,
               Washington, D.C., dated as of May 4, 1998. (Incorporated by reference to Exhibit No. 10.19 of the S-4)

      Exhibit
      Number                          Exhibit Description
      -------                         -------------------
     10.38     First Amendment to Lease Agreement for property located at 1120
               Vermont, NW, Washington, D.C., dated July 23, 1998.
               (Incorporated by reference to Exhibit No. 10.6 of the 3rd
               Quarter 1998 10-Q)

     10.39     Lease Agreement for property located at 1200 West Seventh
               Street, Los Angeles, California, dated as of May 19, 1998.
               (Incorporated by reference to Exhibit No. 10.20 of the 1998 S-4)

     10.40     First Amendment to Lease Agreement for property located at 1200
               West 7th Street, Los Angeles, CA, dated July 8, 1998.
               (Incorporated by reference to Exhibit No. 10.5 of the 3rd
               Quarter 1998 10-Q)

     10.41     Lease Agreement for property located at 1511 6th Avenue,
               Seattle, WA, dated August 7, 1998. (Incorporated by reference to
               Exhibit No. 10.2 of the 3rd Quarter 1998 10-Q)

     10.42     Lease Agreement for property located at 23800 West Ten Mile
               Road, Southfield, MI, dated August 31, 1998. (Incorporated by reference to Exhibit No. 10.3 of the 3rd Quarter 1998 10-Q)

     10.43     Lease Agreement for property located at One Penn Plaza, New
               York, NY, dated September 25, 1998. (Incorporated by reference to Exhibit No. 10.4 of the 3rd Quarter 1998 10-Q)

     10.44     Lease Agreement for property located at 1950 Stemmons Freeway,
               Dallas, TX, dated December 15, 1998. (Incorporated by reference to Exhibit No. 10.14 to the 1st Quarter 1999 10-Q)

     10.45     Lease Agreement for property located at One Main Street,
               Cambridge, MA, dated January 6, 1999. (Incorporated by reference to Exhibit No. 10.15 to the 1st Quarter 1999 10-Q)

     10.46     Lease Agreement for property located at 250 Williams Street,
               Atlanta, GA, dated February 5, 1999. (Incorporated by reference to Exhibit No. 10.16 to the 1st Quarter 1999 10-Q)

     10.47     Lease Agreement for property located at Christopher Columbus
               Drive & Washington Street, Jersey City, NJ, dated February 19,
               1999. (Incorporated by reference to Exhibit No. 10.17 to the 1st
               Quarter 1999 10-Q)

     10.48     Employment Agreement with Renee M. Martin, dated March 20, 1998.
               (Incorporated by reference to Exhibit No. 10.16 of the S-4)~.

     10.49     Amendment No. 1 to Executive Employment Agreement with Renee M.
               Martin, dated as of August 21, 1998. (Incorporated by reference to Exhibit No. 10.10 of the 3rd Quarter 1998 10-Q).

     10.50     1997 Nonqualified Stock Option Plan, amended and restated as of
               August 21, 1998. (Incorporated by reference to Exhibit No. 10.7 of the 3rd Quarter 1998 10-Q).

     10.51     Form of Amended and Restated Stock Option Agreement.
               (Incorporated by reference to Exhibit No. 10.33 of the 1998 10-
               K).

     10.52 1998 Equity and Performance Incentive Plan. (Incorporated by reference to Exhibit No. 10.8 of the 3rd Quarter 1998 10-Q).

     10.53 1998 Equity Plan for Non-Employee Directors. (Incorporated by reference to Exhibit No. 10.9 of the 3rd Quarter 1998 10-Q).

     10.54     Agreement for Sale of Real Property between Focal Communications
               Corporation and United Air Lines, Inc. dated August 13, 1998.
               (Incorporated by reference to Exhibit No. 10.36 of the 1998 10-
               K)

     10.55     IRU Agreement dated April 28, 1999, by and between Focal
               Financial Services, Inc. and Level 3 Communications, LLC.*++

      Exhibit
      Number                          Exhibit Description
      -------                         -------------------
     10.56     Private Line Service Agreement, dated May 4, 1999, by and
               between Focal Communications Corporation and WorldCom
               Technologies, Inc.*++

     10.57     Fiber Optic Network leased Fiber Agreement between Metromedia
               Fiber Network Services, Inc. and Focal Financial Services, Inc., dated as of May 24, 1999.*

     21.1 Subsidiaries of the Registrant. (Incorporated by reference to Exhibit No. 21.1 to the 1998 10-K)

     23.1      Consent of Arthur Andersen LLP.++

     23.2 Consent of Jones, Day, Reavis & Pogue. (to be included as part of its opinion filed as Exhibit 5.1)

     24.1      Powers of Attorney.++

--------
*Portions of this exhibit have been omitted pursuant to a request for confidential treatment, and the omitted portions have been filed separately with the Securities and Exchange Commission.
+To be filed by Amendment


++Filed with the Registration Statement on May 7, 1999.
 .Management Contract or Compensatory Plan

   (B) Financial Statement Schedules.

   Schedule II Valuation of Qualifying Accounts

Item 17. Undertakings

   The Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 7, 1999.

                                          Focal Communications Corporation

                                               /s/ Robert C. Taylor, Jr.
                                          By: _________________________________
                                                   Robert C. Taylor, Jr.
                                               President and Chief Executive
                                                          Officer

                               POWER OF ATTORNEY

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on June 7, 1999.

                 Signature                                   Title(s)
                 ---------                                   --------


       /s/ Robert C. Taylor, Jr.            President, Chief Executive Officer and
___________________________________________   Director (Principal Executive Officer)
           Robert C. Taylor, Jr.

         /s/ John R. Barnicle               Executive Vice President, Chief Operating
___________________________________________   Officer and Director
             John R. Barnicle

         /s/ Joseph A. Beatty               Executive Vice President and Chief
___________________________________________   Financial Officer (Principal Financial
             Joseph A. Beatty                 Officer)

        /s/ Gregory J. Swanson              Controller (Principal Accounting Officer)
___________________________________________
            Gregory J. Swanson

      /s/ James E. Crawford, III*           Director
___________________________________________
          James E. Crawford, III

        /s/ John A. Edwardson*              Director
___________________________________________
            John A. Edwardson

         /s/ Paul J. Finnegan*              Director
___________________________________________
             Paul T. Finnegan

        /s/ Richard D. Frisbie*             Director
___________________________________________
            Richard D. Frisbie

       /s/ James N. Perry, Jr.*             Director
___________________________________________
           James N. Perry, Jr.

         /s/ Paul G. Yovovich*              Director
___________________________________________
             Paul G. Yovovich

--------
 * Signed by Joseph A. Beatty pursuant to a power of attorney filed as an exhibit to this registration statement.

 Exhibit
 Number              Exhibit Description                      Location
 ------- ------------------------------------------   -------------------------
  1.1    Form of Underwriting Agreement.              To be filed by Amendment

  2.1    Plan of Reorganization and Agreement by      Incorporated by reference
         and among Focal Communications Corporation
         and its Subsidiaries, dated June 12, 1997.
         (Incorporated by reference to Exhibit No.
         2.1 to the Registrant's Registration
         Statement on Form S-4 originally filed
         with the Securities and Exchange
         Commission on August 13, 1998
         (Registration No. 333-49397) (the "S-4"))

  3.1    Certificate of Incorporation.                Incorporated by reference
         (Incorporated by reference to Exhibit
         No. 3.1 of the S-4)

  3.2    Amendment to Certificate of Incorporation.   Incorporated by reference
         (Incorporated by reference to Exhibit No.
         3.2 to Focal's Annual Report on Form 10-K
         for year ended December 31, 1998
         originally filed with the Securities and
         Exchange Commission on March 31, 1998 (the
         "1998 10-K"))

  3.3    Form of Amended and Restated Certificate     To be filed by Amendment
         of Incorporation.

  3.4    By-Laws. (Incorporated by reference to       Incorporated by reference
         Exhibit No. 3.2 of the S-4)

  3.5    Form of Amended and Restated By-Laws.        To be filed by Amendment

  4.1    Indenture with Harris Trust and Savings      Incorporated by reference
         Bank, dated February 18, 1998.
         (Incorporated by reference to Exhibit No.
         4.1 of the S-4)

  4.2    Initial Global 12.125% Senior Discount       Incorporated by reference
         Note Due February 15, 2008, dated February
         18, 1998. (Incorporated by reference to
         Exhibit No. 4.2 of the S-4)

  4.3    Stock Purchase Agreement with Madison        Incorporated by reference
         Dearborn Capital Partners, L.P., Frontenac
         VI, L.P., Battery Ventures III, L.P.,
         Brian F. Addy, John R. Barnicle, Joseph
         Beatty, and Robert C. Taylor Jr., dated
         November 27, 1996. (Incorporated by
         reference to Exhibit No. 4.5 of the S-4)

  4.4    Amendment No. 1 to Stock Purchase            Incorporated by reference
         Agreement with Madison Dearborn Capital
         Partners, L.P., Frontenac VI, L.P.,
         Battery Ventures III, L.P., Brian F. Addy,
         John R. Barnicle, Joseph Beatty, and
         Robert C. Taylor Jr., dated January 23,
         1998. (Incorporated by reference to
         Exhibit No. 4.6 of the S-4)

  4.5    Amendment No. 2 to Stock Purchase            Incorporated by reference
         Agreement with Madison Dearborn Capital
         Partners, L.P., Frontenac VI, L.P.,
         Battery Ventures III, L.P., Brian F. Addy,
         John R. Barnicle, Joseph Beatty and Robert
         C. Taylor, Jr., dated as of August 21,
         1998. (Incorporated by reference to
         Exhibit No. 4.8 to the Registrant's
         Quarterly Report on Form 10-Q for the
         period ending September 30, 1998,
         originally filed with the Securities and
         Exchange Commission on November 16, 1998
         (the "3rd Quarter 1998 10-Q"))

  4.6    Vesting Agreement with Madison Dearborn      Incorporated by reference
         Capital Partners, L.P., Brian F. Addy,
         John R. Barnicle, Joseph Beatty and Robert
         C. Taylor, Jr., dated as of November 27,
         1996. (Incorporated by reference to
         Exhibit No. 4.1 of the 3rd Quarter 1998
         10-Q)


 Exhibit
 Number              Exhibit Description                      Location
 ------- ------------------------------------------   -------------------------
  4.7    Vesting Agreement with Frontenac VI, L.P.,   Incorporated by reference
         Brian F. Addy, John R. Barnicle, Joseph
         Beatty and Robert C. Taylor, Jr., dated as
         of November 27, 1996. (Incorporated by
         reference to Exhibit No. 4.2 of the 3rd
         Quarter 1998 10-Q)

  4.8    Vesting Agreement with Battery Ventures      Incorporated by reference
         III, L.P., Brian F. Addy, John R.
         Barnicle, Joseph Beatty and Robert C.
         Taylor, Jr., dated as of November 27,
         1996. (Incorporated by reference to
         Exhibit No. 4.3 of the 3rd Quarter 1998
         10-Q)

  4.9    Amendment No. 1 to Vesting Agreement and     Incorporated by reference
         Consent as of August 21, 1998, between
         Focal Communications Corporation with
         Madison Dearborn Capital Partners, L.P.,
         Frontenac VI, L.P., Battery Ventures III,
         L.P., Brian F. Addy, John R. Barnicle,
         Joseph Beatty and Robert C. Taylor, Jr.,
         dated as of August 21, 1998. (Incorporated
         by reference to Exhibit No. 4.4 of the 3rd
         Quarter 1998 10-Q)

  4.10   Amendment No. 1 to Vesting Agreement and     Incorporated by reference
         Consent as of August 21, 1998, between
         Focal Communications Corporation with
         Madison Dearborn Capital Partners, L.P.,
         Frontenac VI, L.P., Battery Ventures III,
         L.P., Brian F. Addy, John R. Barnicle,
         Joseph Beatty and Robert C. Taylor, Jr.,
         dated as of August 21, 1998. (Incorporated
         by reference to Exhibit No. 4.5 of the 3rd
         Quarter 1998 10-Q)

  4.11   Amendment No. 1 to Vesting Agreement and     Incorporated by reference
         Consent as of August 21, 1998, between
         Focal Communications Corporation with
         Madison Dearborn Capital Partners, L.P.,
         Frontenac VI, L.P., Battery Ventures III,
         L.P., Brian F. Addy, John R. Barnicle,
         Joseph Beatty and Robert C. Taylor, Jr.,
         dated as of August 21, 1998. (Incorporated
         by reference to Exhibit No. 4.6 of the 3rd
         Quarter 1998 10-Q)

  4.12   Form of Restricted Stock Agreement, dated    Incorporated by reference
         September 30, 1998 between Focal
         Communications Corporation and each of
         Brian F. Addy, John R. Barnicle, Joseph
         Beatty, and Robert C. Taylor, Jr.
         (Incorporated by reference to Exhibit No.
         4.7 of the 3rd Quarter 1998 10-Q)

  4.13   Stockholders Agreement with Madison          Incorporated by reference
         Dearborn Capital Partners, L.P., Frontenac
         VI, L.P., Battery Ventures III, L.P.,
         Brian F. Addy, John R. Barnicle, Joseph
         Beatty, and Robert C. Taylor Jr., dated
         November 27, 1996. (Incorporated by
         reference to Exhibit No. 4.11 of the S-4)

  4.14   Amendment No. 1 to Stockholders Agreement    Incorporated by reference
         with Madison Dearborn Capital Partners,
         L.P., Frontenac VI, L.P., Battery Ventures
         III, L.P., Brian F. Addy, John R.
         Barnicle, Joseph Beatty and Robert C.
         Taylor, Jr., dated as of July 7, 1998.
         (Incorporated by reference to Exhibit No.
         4.9 of the 3rd Quarter 1998 10-Q)

  4.15   Amendment No. 2 to Stockholders Agreement    Incorporated by reference
         with Madison Dearborn Capital Partners,
         L.P., Frontenac VI, L.P., Battery Ventures
         III, L.P., Brian F. Addy, John R.
         Barnicle, Joseph Beatty and Robert C.
         Taylor, Jr., dated as of August 21, 1998.
         (Incorporated by reference to Exhibit No.
         4.10 of the 3rd Quarter 1998 10-Q)


 Exhibit
 Number              Exhibit Description                      Location
 ------- ------------------------------------------   -------------------------
  4.16   Amendment No. 3 to Stockholders Agreement    Incorporated by reference
         with Madison Dearborn Capital Partners,
         L.P., Frontenac VI, L.P., Battery Ventures
         III, L.P., Brian F. Addy, John R.
         Barnicle, Joseph Beatty, and Robert C.
         Taylor, Jr., dated February 16, 1999.
         (Incorporated by reference to Exhibit No.
         4.16 to the 1998 10-K)

  4.17   Executive Stock Agreement and Employment     Incorporated by reference
         Agreement with Brian F. Addy, dated
         November 27, 1996. (Incorporated by
         reference to Exhibit No. 4.12 of the S-
         4)++.

  4.18   Executive Stock Agreement and Employment     Incorporated by reference
         Agreement with John R. Barnicle, dated
         November 27, 1996. (Incorporated by
         reference to Exhibit No. 4.13 of the S-
         4)++.

  4.19   Executive Stock Agreement and Employment     Incorporated by reference
         Agreement with Joseph A. Beatty, dated
         November 27, 1996. (Incorporated by
         reference to Exhibit No. 4.14 of the S-
         4)++.

  4.20   Executive Stock Agreement and Employment     Incorporated by reference
         Agreement with Robert C. Taylor, Jr.,
         dated November 27, 1996. (Incorporated by
         reference to Exhibit No. 4.15 of the S-
         4)++.

  4.21   Amendment No. 1 to Executive Employment      Incorporated by reference
         Agreement and Consent with Brian F. Addy,
         dated as of August 21, 1998. (Incorporated
         by reference to Exhibit No. 4.11 of the
         3rd Quarter 1998 10-Q)++

  4.22   Amendment No. 1 to Executive Employment      Incorporated by reference
         Agreement and Consent with John R.
         Barnicle, dated as of August 21, 1998.
         (Incorporated by reference to Exhibit No.
         4.12 of the 3rd Quarter 1998 10-Q)++.

  4.23   Amendment No. 1 to Executive Employment      Incorporated by reference
         Agreement and Consent with Joseph Beatty,
         dated as of August 21, 1998. (Incorporated
         by reference to Exhibit No. 4.13 of the
         3rd Quarter 1998 10-Q)++.

  4.24   Amendment No. 1 to Executive Employment      Incorporated by reference
         Agreement and Consent with Robert C.
         Taylor, Jr., dated as of August 21, 1998.
         (Incorporated by reference to Exhibit No.
         4.14 of the 3rd Quarter 1998 10-Q)++.

  4.25   Registration Agreement with Madison          Incorporated by reference
         Dearborn Capital Partners, L.P., Frontenac
         VI, L.P., Battery Ventures III, L.P.,
         Brian F. Addy, John R. Barnicle, Joseph
         Beatty, and Robert C. Taylor Jr., dated
         November 27, 1996. (Incorporated by
         reference to Exhibit No. 4.16 of the S-4)

  4.26   Amendment No. 1 to Registration Agreement    Incorporated by reference
         with Madison Dearborn Capital Partners,
         L.P., Frontenac VI, L.P., Battery Ventures
         III, L.P., Brian F. Addy, John R.
         Barnicle, Joseph Beatty and Robert C.
         Taylor, Jr., dated as of August 21, 1998.
         (Incorporated by reference to Exhibit No.
         4.15 of the 3rd Quarter 1998 10-Q)

  5.1    Opinion of Jones, Day, Reavis & Pogue        To be filed by Amendment
         regarding validity of shares.

 10.1    Interconnection Agreement with Ameritech     Incorporated by reference
         Information Industry Services, dated
         October 28, 1996. (Incorporated by
         reference to Exhibit No. 10.1 of the S-4)

 Exhibit
 Number              Exhibit Description                      Location
 ------- ------------------------------------------   -------------------------
 10.2    Interconnection Agreement with Ameritech     Incorporated by reference
         Information Industry Services, dated
         October 31, 1997. (Incorporated by
         reference to Exhibit No. 10.2 of the S-4)

 10.3    Interconnection Agreement with New York      Incorporated by reference
         Telephone Company, dated November 10,
         1997. (Incorporated by reference to
         Exhibit No. 10.3 of the S-4)

 10.4    Amended and Restated Interconnection         Incorporated by reference
         Agreement with Ameritech Information
         Industry Services, dated March 16, 1998.
         (Incorporated by reference to Exhibit No.
         10.4 of the 1998 S-4)

 10.5    Interconnection Agreement with Bell          Incorporated by reference
         Atlantic--Pennsylvania, dated April 27,
         1998. (Incorporated by reference to
         Exhibit No. 10.26 of the
         S-4)

 10.6    Interconnection Agreement with Bell          Incorporated by reference
         Atlantic--Delaware, dated April 27, 1998.
         (Incorporated by reference to Exhibit No.
         10.25 of the S-4)

 10.7    Interconnection Agreement with Bell          Incorporated by reference
         Atlantic--New Jersey, dated April 27,
         1998. (Incorporated by reference to
         Exhibit No. 10.24 of the S-4)

 10.8    Interconnection Agreement with GTE--         Incorporated by reference
         California, dated June 12, 1998.
         (Incorporated by reference to Exhibit No.
         10.23 of the S-4)

 10.9    Interconnection Agreement with Pacific       Incorporated by reference
         Bell, dated June 15, 1998. (Incorporated
         by reference to Exhibit No. 10.22 of the
         S-4)

 10.10   Interconnection Agreement with Bell-         Incorporated by reference
         Atlantic--District of Columbia dated
         October 1, 1998. (Incorporated by
         reference to Exhibit No. 10.1 to Focal's
         Quarterly Report on Form 10-Q for the
         Period Ended March 31, 1999 (the "1st
         Quarter 1999 10-Q"))

 10.11   Interconnection Agreement with Bell-         Incorporated by reference
         Atlantic--Maryland dated October 2, 1998.
         (Incorporated by reference to Exhibit No.
         10.2 to the 1st Quarter 1999 10-Q)

 10.12   Interconnection Agreement with Bell          Incorporated by reference
         Atlantic--Virginia dated October 2, 1998.
         (Incorporated by reference to Exhibit No.
         10.3 to the 1st Quarter 1999 10-Q)

 10.13   Interconnection Agreement with U.S. West--   Incorporated by reference
         Washington State dated January 15, 1999.
         (Incorporated by reference to Exhibit No.
         10.4 to the 1st Quarter 1999 10-Q)

 10.14   Interconnection Agreement with Ameritech     Incorporated by reference
         Information Industry Services, on behalf
         of and as agent for Ameritech Michigan
         dated February 10, 1999. (Incorporated by
         reference to Exhibit No. 10.5 to the 1st
         Quarter 1999 10-Q)

 10.15   Interconnection Agreement with Bell          Incorporated by reference
         Atlantic--Massachusetts dated February 15,
         1999. (Incorporated by reference to
         Exhibit No. 10.6 to the 1st Quarter 1999
         10-Q)

 10.16   First Amendment to the Interconnection       Incorporated by reference
         Agreement with Ameritech Information
         Industry Services, dated September 8,
         1998. (Incorporated by reference to
         Exhibit No. 10.1 of the 3rd Quarter 1998
         10-Q)


 Exhibit
 Number              Exhibit Description                      Location
 ------- ------------------------------------------   -------------------------
 10.17   Network Products Purchase Agreement with     Incorporated by reference
         Northern Telecom Inc., dated January 21,
         1997. (Incorporated by reference to
         Exhibit No. 10.5 of the S-4)*

 10.18   Amendments No. 1 and No. 2 to Network        Incorporated by reference
         Products Purchase Agreement with Northern
         Telecom Inc., both dated March 6, 1998.
         (Incorporated by reference to Exhibit No.
         10.6 of the S-4)*

 10.19   Amendment No. 3 to Network Products          Incorporated by reference
         Purchase Agreement with Northern Telecom
         Inc., dated March 25, 1999. (Incorporated
         by reference to Exhibit No. 10.7 to the
         1st Quarter 1999 10-Q)*

 10.20   Software License with DPI/TFS, Inc., dated   Incorporated by reference
         April 10, 1997. (Incorporated by reference
         to Exhibit No. 10.17 of the S-4)*

 10.21   Second Amendment to Lease Agreement for      Incorporated by reference
         property located at 200 North LaSalle,
         Chicago, IL, dated November 15, 1997.
         (Incorporated by reference to Exhibit No.
         10.9 of the S-4)

 10.22   Lease Agreement for property located at      Incorporated by reference
         200 North LaSalle, Chicago, IL, dated
         December 31, 1996. (Incorporated by
         reference to Exhibit No. 10.7 of the S-4)

 10.23   First Amendment to Lease Agreement for       Incorporated by reference
         property located at 200 North LaSalle,
         Chicago, IL, dated May 14, 1997.
         (Incorporated by reference to Exhibit No.
         10.8 of the S-4)

 10.24   Loan and Security Agreement with NTFC        Incorporated by reference
         Capital Corporation dated December 30,
         1998. (Incorporated by reference to
         Exhibit No. 10.17 of the 1998 10-K)*

 10.25   Amendment No. 1 to Loan and Security         Previously filed
         Agreement with NTFC Capital Corporation
         dated as of April 15, 1999.

 10.26   Purchase Agreement with XCOM Technologies,   Incorporated by reference
         Inc., dated January 6, 1999. (Incorporated
         by reference to Exhibit No. 10.8 to the
         1st Quarter 1999 10-Q)*

 10.27   Third Amendment to Lease Agreement for       Incorporated by reference
         property located at 200 North LaSalle,
         Chicago, IL, dated March 2, 1998.
         (Incorporated by reference to Exhibit No.
         10.10 of the S-4)

 10.28   Fourth Amendment to Lease Agreement for      Incorporated by reference
         property located at 200 North LaSalle,
         Chicago, IL, dated April 4, 1998.
         (Incorporated by reference to Exhibit No.
         10.18 of the S-4)

 10.29   Fifth Amendment to Lease Agreement for       Incorporated by reference
         property located at 200 North LaSalle,
         Chicago, IL, dated October 14, 1998.
         (Incorporated by reference to Exhibit No.
         10.9 to the 1st Quarter 1999 10-Q)

 10.30   Sixth Amendment to Lease Agreement for       Incorporated by reference
         property located at 200 North LaSalle,
         Chicago, IL, dated February 18, 1999.
         (Incorporated by reference to Exhibit No.
         10.10 to the 1st Quarter 1999 10-Q)

 10.31   Lease Agreement for property located at 32   Incorporated by reference
         Old Slip, New York, NY, dated May 20,
         1997. (Incorporated by reference to
         Exhibit No. 10.11 of the S-4)


 Exhibit
 Number              Exhibit Description                      Location
 ------- ------------------------------------------   -------------------------
 10.32   Lease Agreement for property located at      Incorporated by reference
         650 Townsend Street, San Francisco, CA,
         dated January 26, 1998. (Incorporated by
         reference to Exhibit No. 10.12 of the S-4)

 10.33   First Amendment to Lease Agreement for       Incorporated by reference
         property located at 650 Townsend Street,
         San Francisco, CA, dated March 3, 1998.
         (Incorporated by reference to Exhibit No.
         10.11 to the 1st Quarter 1999 10-Q)

 10.34   Second Amendment to Lease Agreement for      Incorporated by reference
         property located at 650 Townsend Street,
         San Francisco, CA, dated June 16, 1998.
         (Incorporated by reference to Exhibit No.
         10.12 to the 1st Quarter 1999 10-Q)

 10.35   Third Amendment to Lease Agreement for       Incorporated by reference
         property located at 650 Townsend Street,
         San Francisco, CA, dated February 16,
         1999. (Incorporated by reference to
         Exhibit No. 10.13 to the 1st Quarter 1999
         10-Q)

 10.36   Lease Agreement for property located at      Incorporated by reference
         701 Market Street, Philadelphia,
         Pennsylvania, dated March 10, 1998.
         (Incorporated by reference to Exhibit No.
         10.13 of the S-4)

 10.37   Lease Agreement for property located at      Incorporated by reference
         1120 Vermont Avenue, NW., Washington,
         D.C., dated as of May 4, 1998.
         (Incorporated by reference to Exhibit No.
         10.19 of the S-4)

 10.38   First Amendment to Lease Agreement for       Incorporated by reference
         property located at 1120 Vermont, NW,
         Washington, D.C., dated July 23, 1998.
         (Incorporated by reference to Exhibit No.
         10.6 of the 3rd Quarter 1998 10-Q)

 10.39   Lease Agreement for property located at      Incorporated by reference
         1200 West Seventh Street, Los Angeles,
         California, dated as of May 19, 1998.
         (Incorporated by reference to Exhibit No.
         10.20 of the 1998 S-4)

 10.40   First Amendment to Lease Agreement for       Incorporated by reference
         property located at 1200 West 7th Street,
         Los Angeles, CA, dated July 8, 1998.
         (Incorporated by reference to Exhibit No.
         10.5 of the 3rd Quarter 1998 10-Q)

 10.41   Lease Agreement for property located at      Incorporated by reference
         1511 6th Avenue, Seattle, WA, dated August
         7, 1998. (Incorporated by reference to
         Exhibit No. 10.2 of the 3rd Quarter 1998
         10-Q)

 10.42   Lease Agreement for property located at      Incorporated by reference
         23800 West Ten Mile Road, Southfield, MI,
         dated August 31, 1998. (Incorporated by
         reference to Exhibit No. 10.3 of the 3rd
         Quarter 1998 10-Q)

 10.43   Lease Agreement for property located at      Incorporated by reference
         One Penn Plaza, New York, NY, dated
         September 25, 1998. (Incorporated by
         reference to Exhibit No. 10.4 of the 3rd
         Quarter 1998 10-Q)

 10.44   Lease Agreement for property located at      Incorporated by reference
         1950 Stemmons Freeway, Dallas, TX, dated
         December 15, 1998. (Incorporated by
         reference to Exhibit No. 10.14 to the 1st
         Quarter 1999 10-Q)

 10.45   Lease Agreement for property located at      Incorporated by reference
         One Main Street, Cambridge, MA, dated
         January 6, 1999. (Incorporated by
         reference to Exhibit No. 10.15 to the 1st
         Quarter 1999 10-Q)


 Exhibit
 Number              Exhibit Description                      Location
 ------- ------------------------------------------   -------------------------
 10.46   Lease Agreement for property located at      Incorporated by reference
         250 Williams Street, Atlanta, GA, dated
         February 5, 1999. (Incorporated by
         reference to Exhibit No. 10.16 to the 1st
         Quarter 1999 10-Q)

 10.47   Lease Agreement for property located at      Incorporated by reference
         Christopher Columbus Drive & Washington
         Street, Jersey City, NJ, dated February
         19, 1999. (Incorporated by reference to
         Exhibit No. 10.17 to the 1st Quarter 1999
         10-Q)

 10.48   Employment Agreement with Renee M. Martin,   Incorporated by reference
         dated March 20, 1998. (Incorporated by
         reference to Exhibit No. 10.16 of the S-
         4).

 10.49   Amendment No. 1 to Executive Employment      Incorporated by reference
         Agreement with Renee M. Martin, dated as
         of August 21, 1998. (Incorporated by
         reference to Exhibit No. 10.10 of the 3rd
         Quarter 1998 10-Q).

 10.50   1997 Nonqualified Stock Option Plan,         Incorporated by reference
         amended and restated as of August 21,
         1998. (Incorporated by reference to
         Exhibit No. 10.7 of the 3rd Quarter 1998
         10- Q).

 10.51   Form of Amended and Restated Stock Option    Incorporated by reference
         Agreement. (Incorporated by reference to
         Exhibit No. 10.33 of the 1998 10-K).

 10.52   1998 Equity and Performance Incentive        Incorporated by reference
         Plan. (Incorporated by reference to
         Exhibit No. 10.8 of the 3rd Quarter 1998
         10-Q).

 10.53   1998 Equity Plan for Non-Employee            Incorporated by reference
         Directors. (Incorporated by reference to
         Exhibit No. 10.9 of the 3rd Quarter 1998
         10-Q).

 10.54   Agreement for Sale of Real Property          Incorporated by reference
         between Focal Communications Corporation
         and United Air Lines, Inc. dated August
         13, 1998. (Incorporated by reference to
         Exhibit No. 10.36 of the 1998 10-K)

 10.55   IRU Agreement dated April 28, 1999, by and   Previously filed
         between Focal Financial Services, Inc. and
         Level 3 Communications, LLC.*

 10.56   Private Line Service Agreement, dated May    Previously filed
         4, 1999, between Focal Communications
         Corporation and WorldCom Technologies,
         Inc.*

 10.57   Fiber Optic Network leased Fiber Agreement   Filed herewith
         between Metromedia Fiber Network Services,
         Inc. and Focal Financial Services, Inc.
         dated as of May 24, 1999.*

 21.1    Subsidiaries of the Registrant.              Incorporated by reference
         (Incorporated by reference to Exhibit
         No. 21.1 to the 1998 10-K)

 23.1    Consent of Arthur Andersen LLP.              Previously filed


 Exhibit
 Number             Exhibit Description                      Location
 ------- -----------------------------------------   ------------------------
 23.2    Consent of Jones, Day, Reavis & Pogue.      To be filed by amendment
         (included as part of its opinion filed as
         Exhibit 5.1)

 24.1    Powers of Attorney.                         Previously filed

--------
* Portions of this exhibit have been omitted pursuant to a request for confidential treatment, and the omitted portions have been filed separately with the Securities and Exchange Commission
++ Management Contract or Compensatory Plan